Vertex Reports Full-Year and Fourth Quarter 2014 Financial Results and Provides Guidance for 2015

-Full-year 2014 total revenues of $580 million, including net product revenues of $464 million for KALYDECO in cystic fibrosis-

-Cash, cash equivalents and marketable securities of approximately $1.4 billion on December 31, 2014-

-Company expects total 2015 KALYDECO net revenues of $560 to $580 million and combined non-GAAP R&D and SG&A expenses of $1.05 to $1.10 billion-

BOSTON -- Vertex Pharmaceuticals Incorporated (Nasdaq: VRTX) today reported consolidated financial results for the full-year and quarter ended December 31, 2014. The company also today provided detailed financial guidance for 2015.

Vertex reported total 2014 GAAP revenues of $580 million, including revenues of $464 million from KALYDECO® (ivacaftor) in cystic fibrosis (CF). The 2014 GAAP net loss was $739 million, or $3.14 per share, which includes net charges of $227 million. The 2014 non-GAAP net loss was $511 million, or $2.17 per share. As of December 31, 2014, Vertex had approximately $1.4 billion in cash, cash equivalents and marketable securities. The company has a $300 million secured loan that is currently outstanding.

Vertex reported total fourth quarter 2014 GAAP revenues of $145 million, including revenues of $124 million from KALYDECO in CF. The GAAP net loss for the fourth quarter of 2014 was $177 million, or $0.74 per share, which includes net charges of $45 million. The non-GAAP net loss for the fourth quarter of 2014 was $132 million, or $0.55 per share.

"The potential approval and launch of the combination of lumacaftor and ivacaftor and continued label and geographic expansion for KALYDECO are expected to significantly increase both the number of people treated with our medicines and our revenues to support the long-term growth of our business," said Jeffrey Leiden, M.D., Ph.D., Chairman, President and Chief Executive Officer of Vertex. "As our revenues grow over the coming years, we remain committed to both controlling our operating expenses to generate significant earnings growth and to investing in research and development to create transformative new medicines."

On January 11, 2015 in conjunction with the 33rd Annual J.P. Morgan Healthcare Conference, Vertex reviewed its corporate strategy for 2015 and provided a comprehensive update on its research and development (R&D) programs focused on CF. The company today provided the following updates to its research and early development programs:
Oncology: Vertex is developing VX-970 and VX-803 as potential medicines for the treatment of a broad range of cancer tumor types. Both VX-970 and VX-803 were discovered by Vertex scientists and are designed to regulate the repair of damaged DNA within cancer cells through inhibition of a protein kinase known as ATR.  Vertex is currently evaluating VX-970 and VX-803 in open-label Phase 1 clinical studies in people with advanced solid tumors.

Full-Year 2014 Non-GAAP Financial Results
The total 2014 non-GAAP financial results exclude stock-based compensation expense, costs related to the relocation of the company's corporate headquarters, hepatitis C-related revenues and costs and other adjustments. The total 2013 non-GAAP financial results exclude stock-based compensation expense, costs related to the relocation of the company's corporate headquarters, certain hepatitis C-related revenues and costs including expenses related to Alios (HCV) and other adjustments.
Total Non-GAAP Revenues: Total 2014 non-GAAP revenues were $535.8 million, including $463.8 million in net product revenues from KALYDECO. Collaborative revenues include $35.0 million of payments from Janssen related to the out-licensing of VX-787 for the treatment of influenza. The components of total 2014 non-GAAP revenues were:

	Twelve Months Ended December 31, 2014
	(in millions)
	GAAP revenues	HCV related revenues	Non-GAAP revenues
Product revenues
KALYDECO revenues, net	$463.8	$—	$463.8
INCIVEK revenues, net	24.1	(24.1)	—
Total product revenues, net	487.8	(24.1)	463.8
Royalty revenues	40.9	(13.5)	27.4
Collaborative revenues	51.7	(7.1)	44.6
Total revenues	$580.4	$(44.7)	$535.8

•	Net Product Revenues from KALYDECO: Vertex's total 2014 net product revenues from KALYDECO were $463.8 million compared to $371.3 million for 2013. The increased KALYDECO net product revenues, compared to 2013, resulted primarily from the use of KALYDECO in the U.S. in people with the additional mutations approved by the FDA in February 2014 and from increased revenues from markets outside of the U.S.
Non-GAAP Research and Development (R&D) Expenses and Sales, General and Administrative (SG&A) Expenses: Total combined 2014 non-GAAP R&D and SG&A expenses were $919.8 million, compared to $1,096.7 million for 2013. This reduction of approximately $175 million was primarily the result of prioritization of investment toward medicines for CF and the completion of the Phase 3 program for the combination of lumacaftor and ivacaftor in the first half of 2014 and other cost control measures, which resulted in decreased R&D and SG&A expenses as follows:

•	R&D Expenses: Non-GAAP R&D expenses were $694.2 million for 2014, compared to $787.6 million in non-GAAP R&D expenses for 2013.

•	SG&A Expenses: Non-GAAP SG&A expenses were $225.6 million for 2014, compared to $309.1 million in non-GAAP SG&A expenses for 2013.
Non-GAAP Net Loss Attributable to Vertex: Vertex's total 2014 non-GAAP net loss was $511.2 million, or $2.17 per diluted share, compared to a non-GAAP net loss of $203.3 million, or $0.90 per diluted share, for 2013. The increased non-GAAP net loss for 2014 was primarily the result of decreased INCIVEK and INCIVO revenues, which are now excluded from the company's non-GAAP financial results, and increased interest expense, partially offset by increased KALYDECO product revenues and decreased operating expenses.
Fourth Quarter 2014 Non-GAAP Financial Results
The fourth quarter 2014 non-GAAP financial results exclude stock-based compensation expense, costs related to the relocation of the company's corporate headquarters, hepatitis C-related revenues and costs and other adjustments. The fourth quarter 2013 non-GAAP financial results exclude stock-based compensation expense, costs related to the relocation of the company's corporate headquarters, certain hepatitis C-related revenues and costs including expenses related to Alios (HCV) and other adjustments.
Total Non-GAAP Revenues: Total non-GAAP revenues for the fourth quarter of 2014 were $140.6 million, including $124.4 million in net product revenues from KALYDECO and $16.2 million from royalties and collaborative revenues. The components of total non-GAAP revenues for the fourth quarter of 2014 were:

	Three Months Ended December 31, 2014
	(in millions)
	GAAP revenues	HCV related revenues	Non-GAAP revenues
Product revenues
KALYDECO revenues, net	$124.4	$—	$124.4
INCIVEK revenues, net	0.6	(0.6)	—
Total product revenues, net	124.9	(0.6)	124.4
Royalty revenues	8.8	(0.6)	8.2
Collaborative revenues	10.8	(2.8)	8.0
Total revenues	$144.6	$(4.0)	$140.6

•
Net Product Revenues from KALYDECO: Vertex's fourth quarter 2014 net product revenues from KALYDECO were $124.4 million compared to $109.4 million for the fourth quarter of 2013. The increased KALYDECO net product revenues, compared to the fourth quarter of 2013, resulted primarily from the use of KALYDECO in the U.S. in people with the additional mutations approved by the FDA in February 2014 and from increased revenues from markets outside of the U.S.

Non-GAAP R&D and SG&A Expenses: Total combined non-GAAP R&D and SG&A expenses for the fourth quarter of 2014 were $236.0 million, compared to $273.6 million for the fourth quarter of 2013. This reduction reflects:

•
R&D Expenses: Non-GAAP R&D expenses were $175.7 million for the fourth quarter of 2014, compared to $208.1 million in non-GAAP R&D expenses for the fourth quarter of 2013. The reduced R&D expenses reflect the prioritization of investment toward medicines for CF and the completion of the Phase 3 program for the combination of lumacaftor and ivacaftor in the first half of 2014, partially offset by costs related to the planned initiation of the pivotal Phase 3 program for VX-661 in combination with ivacaftor.

•
SG&A Expenses: Non-GAAP SG&A expenses were $60.4 million for the fourth quarter of 2014, compared to $65.4 million in non-GAAP SG&A expenses for the fourth quarter of 2013. This reduction is the result of prioritization of investment toward medicines for CF, partially offset by increased investment in global commercial support for KALYDECO and the potential launch of the combination of lumacaftor and ivacaftor.

Non-GAAP Net Loss Attributable to Vertex: Vertex's fourth quarter 2014 non-GAAP net loss was $131.8 million, or $0.55 per diluted share, compared to a non-GAAP net loss of $128.4 million, or $0.56 per diluted share, for the fourth quarter of 2013. The non-GAAP net loss for the fourth quarter of 2014 was similar to 2013 as a result of increased KALYDECO product revenues and decreased operating expenses, offset by decreased INCIVEK and INCIVO revenues, which are now excluded from the company's non-GAAP financial results, and increased interest expense.
Cash Position at December 31, 2014
As of December 31, 2014, Vertex had $1.4 billion in cash, cash equivalents and marketable securities compared to $1.5 billion in cash, cash equivalents and marketable securities as of December 31, 2013. In July 2014, Vertex entered into a credit agreement that provides for a secured loan of up to $500 million, $300 million of which Vertex received in July 2014 and is outstanding as of December 31, 2014.
2015 Financial Guidance
This section contains forward-looking guidance about the financial outlook for Vertex Pharmaceuticals.

•	KALYDECO Net Revenues: Vertex expects KALYDECO net revenues of $560 to $580 million for 2015. Anticipated 2015 KALYDECO net revenues reflect:

◦	Use of KALYDECO by eligible patients in Australia following the completion of reimbursement discussions in late 2014

◦	Use of KALYDECO in some people in the United States with the R117H mutation following FDA approval in late 2014

◦	The completion of reimbursement discussions for gating mutations in certain European countries

◦	Use of KALYDECO in children with CF ages 2 to 5 with the G551D or other gating mutations in the United States, based on potential approval in March 2015

•
Non-GAAP R&D and SG&A Expenses: Vertex expects that its combined non-GAAP R&D and SG&A expenses in 2015 will be in the range of $1.05 to $1.10 billion. The increase as compared to 2014 is primarily a result of launch preparation activities for lumacaftor in combination with ivacaftor and the planned pivotal Phase 3 development program for VX-661 in combination with ivacaftor.

•
Non-GAAP R&D Expenses: Vertex expects that full-year 2015 non-GAAP R&D expenses will be in the range of $770 to $800 million. The research component of 2015 non-GAAP R&D expenses is expected to remain consistent with 2014 at approximately $200 million. The development component of 2015 non-GAAP R&D expenses is expected to increase as compared to 2014 as a result of the planned pivotal Phase 3 program for VX-661 and investment in research and early-stage development programs.

•
Non-GAAP SG&A Expenses: Vertex expects that full-year 2015 non-GAAP SG&A expenses will be in the range of $280 to $300 million. The expected increase in SG&A is a result of planned investment in the company's commercial infrastructure to support the potential global launch of the combination of lumacaftor and ivacaftor.

Vertex's expected non-GAAP R&D and SG&A expenses exclude stock-based compensation expense and certain other expenses recorded in 2015.
Non-GAAP Financial Measures
In this press release, Vertex's financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. In particular, non-GAAP financial results exclude: (i) in 2014, stock-based compensation expense, costs related to the relocation of the company's corporate headquarters, hepatitis C-related revenues and costs and other adjustments and (ii) in 2013, stock-based compensation expense, costs related to the relocation of the company's corporate headquarters, certain hepatitis C-related revenues and costs including expenses related to Alios (HCV) and other adjustments. These results are provided as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help indicate underlying trends in the company's business, are important in comparing current results with prior period results and provide additional information regarding the company's financial position. Management also uses these non-GAAP financial measures to establish budgets and operational goals that are communicated internally and externally and to manage the company's business and to evaluate its performance. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the attached financial information.
Full-Year 2014 GAAP Financial Results
Total Revenues: Total 2014 revenues were $580.4 million compared with $1.21 billion in total revenues for 2013. Revenues for 2014 are comprised primarily of $463.8 million in KALYDECO net revenues and an aggregate of $116.7 million in net product revenues from INCIVEK, royalty revenues and collaborative revenues. For 2013, Vertex reported $371.3 million and $466.4 million in net product revenues from KALYDECO and INCIVEK, respectively, as well as $374.3 million of royalty revenues and collaborative revenues, which included revenues attributable to a $152.0 million cash payment from Janssen NV related to the rights to future INCIVO sales royalties.
Operating Costs and Expenses: Total 2014 operating costs and expenses were $1.27 billion, including certain charges of $308.1 million, compared to $1.82 billion for 2013, including certain charges of $605.3 million. GAAP operating costs and expenses include:

•	R&D Expenses: 2014 R&D expenses were $855.5 million, including, $161.3 million of certain charges, compared to $882.1 million for 2013, including $94.5 million of certain charges.

•	SG&A Expenses: 2014 SG&A expenses were $305.4 million, including $79.8 million of certain charges, compared to $356.2 million for 2013, including $47.1 million of certain charges.
Net Loss Attributable to Vertex: Vertex's 2014 net loss was $738.6 million, or $3.14 per diluted share, and includes net charges of $227.3 million. Vertex's 2013 net loss was $445.0 million, or $1.98 per diluted share, including net charges of $241.7 million.
Fourth Quarter 2014 GAAP Financial Results
Total Revenues: Total revenues for the fourth quarter of 2014 were $144.6 million compared with $351.2 million in total revenues for the fourth quarter of 2013. Fourth quarter 2014 revenues are comprised primarily of $124.4 million in KALYDECO net revenues and an aggregate of $20.2 million in net product revenues from INCIVEK, royalty revenues and collaborative revenues. For the fourth quarter of 2013, Vertex reported $109.4 million in net product revenues from KALYDECO and $241.7 million in net product revenues from INCIVEK, royalty revenues and collaborative revenues, which included revenues attributable to a $152.0 million cash payment from Janssen NV related to the rights to future INCIVO sales royalties.
Operating Costs and Expenses: Total operating costs and expenses for the fourth quarter of 2014 were $298.2 million, including certain charges of $48.9 million, compared to $361.4 million for the fourth quarter of 2013, including certain charges of $65.6 million. GAAP operating costs and expenses include:

•
R&D Expenses: R&D expenses were $201.5 million for the fourth quarter of 2014, including $25.8 million of certain charges, compared to $238.5 million for the fourth quarter of 2013, including $30.3 million of certain charges.

•
SG&A Expenses: SG&A expenses were $78.5 million for the fourth quarter of 2014, including $18.2 million of certain charges, compared to $73.1 million for the fourth quarter of 2013, including $7.6 million of certain charges.

Net (Loss) Income Attributable to Vertex: Vertex's fourth quarter 2014 net loss was $176.7 million, or $0.74 per diluted share, and includes net charges of $44.8 million. Vertex's fourth quarter 2013 net income was $44.3 million, or $0.19 per diluted share, including net gains of $172.7 million.

Vertex Pharmaceuticals Incorporated
Fourth Quarter and Twelve Month Results
Condensed Consolidated Statements of Operations Data
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenues:
Product revenues, net	$124,942	$128,822	$487,821	$837,645
Royalty revenues	8,785	36,887	40,919	156,592
Collaborative revenues (Note 2)(Note 4)	10,829	185,448	51,675	217,738
Total revenues	144,556	351,157	580,415	1,211,975
Costs and expenses:
Cost of product revenues	11,290	13,281	39,725	88,979
Royalty expenses	2,737	8,983	21,262	41,298
Research and development expenses	201,463	238,461	855,506	882,097
Sales, general and administrative expenses	78,527	73,055	305,409	356,188
Restructuring expenses (Note 3)(Note 4)	4,164	27,658	50,925	40,521
Intangible asset impairment charge (Note 4)	—	—	—	412,900
Total costs and expenses	298,181	361,438	1,272,827	1,821,983
Loss from operations	(153,625)	(10,281)	(692,412)	(610,008)
Interest expense, net	(21,177)	(12,626)	(72,863)	(22,926)
Other (expense) income, net (Note 3)	(3,792)	3,339	30,400	6,890
Loss from continuing operations before provision for (benefit from) income taxes	(178,594)	(19,568)	(734,875)	(626,044)
Provision for (benefit from) income taxes (Note 4)	2,043	1,352	6,958	(122,422)
Loss from continuing operations	(180,637)	(20,920)	(741,833)	(503,622)
Loss from discontinued operations, net of tax (Note 4)	(209)	(163,629)	(912)	(183,928)
Net Loss	(180,846)	(184,549)	(742,745)	(687,550)
Loss from discontinued operations attributable to noncontrolling interest (Note 4)	—	228,834	—	242,522
Loss attributable to noncontrolling interest	4,190	—	4,190	—
Net (loss) income attributable to Vertex	$(176,656)	$44,285	$(738,555)	$(445,028)

Amounts attributable to Vertex:
Loss from continuing operations	$(176,447)	$(20,920)	$(737,643)	$(503,622)
(Loss) income from discontinued operations (Note 4)	(209)	65,205	(912)	58,594
Net (loss) income attributable to Vertex	$(176,656)	$44,285	$(738,555)	$(445,028)

Amounts per share attributable to Vertex common shareholders:
Net loss from continuing operations:
Basic and diluted	$(0.74)	$(0.09)	$(3.14)	$(2.24)
Net (loss) income from discontinued operations:
Basic and diluted	$—	$0.28	$—	$0.26
Net (loss) income:
Basic and diluted	$(0.74)	$0.19	$(3.14)	$(1.98)
Shares used in per share calculations:
Basic and diluted	238,272	231,264	235,307	224,906

Reconciliation of GAAP to Non-GAAP Net Loss
Fourth Quarter and Twelve Month Results
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
GAAP net (loss) income attributable to Vertex	$(176,656)	$44,285	$(738,555)	$(445,028)
Stock-based compensation expense	42,381	23,240	177,542	126,853
Real estate restructuring costs (Note 3)	3,660	19,164	40,963	20,583
HCV related revenues and costs (Note 4)	(1,920)	(215,135)	2,245	90,382
Other adjustments (Note 5)	703	—	6,587	3,908
Non-GAAP net loss attributable to Vertex	$(131,832)	$(128,446)	$(511,218)	$(203,302)

Amounts per share attributable to Vertex common shareholders - diluted:
GAAP	$(0.74)	$0.19	$(3.14)	$(1.98)
Non-GAAP	$(0.55)	$(0.56)	$(2.17)	$(0.90)
Shares used in diluted per share calculations:
GAAP	238,272	231,264	235,307	224,906
Non-GAAP	238,272	231,264	235,307	224,906

Reconciliation of GAAP to Non-GAAP Revenues and Expenses
Fourth Quarter and Twelve Month Results
(in thousands)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
GAAP total revenues	$144,556	$351,157	$580,415	$1,211,975
HCV related revenues and costs (Note 4)	(3,968)	(182,396)	(44,626)	(182,396)
Non-GAAP total revenues	$140,588	$168,761	$535,789	$1,029,579

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
GAAP cost of product revenues and royalty expenses	$14,027	$22,264	$60,987	$130,277
HCV related revenues and costs (Note 4)	(801)	—	(16,036)	(10,358)
Non-GAAP cost of product revenues and royalty expenses	$13,226	$22,264	$44,951	$119,919

GAAP research and development expenses	$201,463	$238,461	$855,506	$882,097
Stock-based compensation expense	(25,714)	(17,075)	(116,998)	(81,204)
Real estate restructuring costs (Note 3)	—	(5,288)	(25,094)	(5,288)
HCV related revenues and costs (Note 4)	(159)	(7,966)	(14,993)	(7,966)
Other adjustments (Note 5)	87	—	(4,242)	—
Non-GAAP research and development expenses	$175,677	$208,132	$694,179	$787,639

GAAP sales, general and administrative expenses	$78,527	$73,055	$305,409	$356,188
Stock-based compensation expense	(16,667)	(6,165)	(60,544)	(45,649)
Real estate restructuring costs (Note 3)	(122)	(1,442)	(4,645)	(1,442)
HCV related revenues and costs (Note 4)	(879)	—	(14,095)	—
Other adjustments (Note 5)	(491)	—	(491)	—
Non-GAAP sales, general and administrative expenses	$60,368	$65,448	$225,634	$309,097

Combined Non-GAAP R&D and SG&A expenses	$236,045	$273,580	$919,813	$1,096,736

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
GAAP interest expense, net and other income (expense), net	$(24,969)	$(9,287)	$(42,463)	$(16,036)
Real estate restructuring costs (Note 3)	—	12,283	(36,685)	12,283
Other adjustments (Note 5)	(13)	—	(13)	3,908
Non-GAAP interest expense, net and other income (expense), net	$(24,982)	$2,996	$(79,161)	$155

GAAP provision for (benefit from) income taxes	$2,043	$1,352	$6,958	$(122,422)
HCV related revenues and costs (Note 4)	—	—	—	127,586
Other adjustments (Note 5)	(3,876)	—	(3,876)	—
Non-GAAP (benefit from) provision for income taxes	$(1,833)	$1,352	$3,082	$5,164

Condensed Consolidated Balance Sheets Data
(in thousands)
(unaudited)

	December 31, 2014	December 31, 2013
Assets
Cash, cash equivalents and marketable securities	$1,387,106	$1,465,076
Accounts receivable, net	72,994	85,517
Inventories	30,848	14,147
Other current assets	57,193	23,836
Property and equipment, net	715,812	696,911
Intangible assets	29,000	—
Goodwill	39,915	30,992
Other non-current assets	3,441	2,562
Total assets	$2,336,309	$2,319,041

Liabilities and Shareholders' Equity
Other liabilities	$323,697	$356,730
Accrued restructuring expense	45,855	28,353
Deferred revenues	45,276	70,969
Capital leases	57,099	65,647
Construction financing lease obligation	473,424	440,937
Senior secured term loan	294,775	—
Shareholders' equity	1,096,183	1,356,405
Total liabilities and shareholders' equity	$2,336,309	$2,319,041

Common shares outstanding	241,764	233,789

Note 1: In addition to amounts specifically reconciled in this press release, the company excludes from its non-GAAP income (loss) attributable to Vertex all restructuring expenses, intangible asset impairment charges and discontinued operations.
Note 2: During the fourth quarter of 2013, the company sold its product royalty rights relating to INCIVO (telaprevir) to Janssen Pharmaceutica NV. Under this amendment to the company's collaboration agreement with Janssen NV, Janssen NV made a $152.0 million cash payment to Vertex in the fourth quarter of 2013 and ceased paying royalties to Vertex on INCIVO sales beginning in 2014, subject to the continued payment of certain third-party royalties on its net sales of INCIVO.
Note 3: In the three and twelve months ended December 31, 2014, "Real estate restructuring costs" primarily consists of (i) transition costs related to the company's relocation from Cambridge to Boston, Massachusetts recorded as R&D and SG&A expenses, (ii) restructuring charges related to this relocation and (iii) credits recorded to other income (expense), net to record the effect of the one-time cash payment received related to a lease agreement in the second quarter of 2014. In the three and twelve months ended December 31, 2013, "Real estate restructuring costs" primarily consisted of (i) transition costs related to the company's relocation, and (ii) restructuring charges related to this relocation.
Note 4: In the three and twelve months ended December 31, 2014, "HCV related revenues and costs" included in the company's loss from continuing operations primarily consists of (i) $0.6 million and $24.1 million net product revenues related to INCIVEK, respectively, (ii) $0.6 million and $13.5 million royalty revenues related to INCIVO, respectively, (iii) $2.8 million and $7.1 million post-restructuring HCV collaborative revenues, respectively, (iv) $0.3 million and $2.6 million of costs of product revenues related to INCIVEK, respectively, (v) $0.5 million and $13.4 million of royalty expenses that correspond to INCIVO royalty revenues, respectively, (vi) post-restructuring development costs, (vii) sales, general and administrative expenses related to the 2014 pharma fee and commercial costs related to INCIVEK and (viii) incremental restructuring expenses related to the October 2013 strategic restructuring. In the three and twelve months ended December 31, 2013, "HCV related revenues and costs" included in the company's loss from continuing operations consisted of (1) $182.4 million related to post-restructuring HCV collaborative revenues recorded in the fourth quarter of 2013, (2) inventory write-offs related to INCIVEK recorded in the twelve months ended December 31, 2013, (3) post-restructuring development costs, (4) restructuring expense related to the October 2013 strategic restructuring and (5) a $412.9 million VX-222 impairment charge, net of a tax provision of $127.6 million recorded in the first quarter of 2013.
The company consolidated the financial statements of Alios as a variable interest entity from June 13, 2011 through December 31, 2013. In 2014 and 2013, the company presents the effect of its relationship with Alios as discontinued operations attributable to Vertex in its condensed consolidated statements of operations.
Note 5: In the three and twelve months ended December 31, 2014, "Other adjustments" primarily consists of (i) credits for development cost and charges associated with VX-509 of $0.4 million and $4.0 million, respectively, (ii) miscellaneous restructuring charges of $0.6 million and $2.2 million, respectively and (ii) net charges associated with a variable interest entity of $0.5 million in the fourth quarter of 2014. In the twelve months ended December 31, 2013, "Other adjustments" consists of interest expense related to the 2015 Notes that were converted in the second quarter of 2013.

INDICATION AND IMPORTANT SAFETY INFORMATION FOR KALYDECO® (ivacaftor)
Ivacaftor (150 mg tablets) is a cystic fibrosis transmembrane conductance regulatory (CFTR) potentiator indicated for the treatment of cystic fibrosis (CF) in patients age 6 years and older who have a G551D mutation in the CFTR gene.
In the United States (U.S.) and Europe, ivacaftor is also indicated for the treatment of CF in patients age 6 and older who have one of the following mutations in the CFTR gene: G1244E, G1349D, G178R, G551S, S1251N, S1255P, S549N, or S549R. In Canada, ivacaftor is indicated for these same mutations and additionally for G970R. Additionally, in the U.S. ivacaftor is indicated for the treatment of CF in patients age 6 and older who have an R117H mutation in the CFTR gene.
Ivacaftor is not effective in patients with CF with 2 copies of the F508del mutation (F508del/F508del) in the CFTR gene. The safety and efficacy of ivacaftor in children with CF younger than 6 years of age have not been established.
Elevated liver enzymes (transaminases; ALT and AST) have been reported in patients receiving ivacaftor. It is recommended that ALT and AST be assessed prior to initiating ivacaftor, every 3 months during the first year of treatment, and annually thereafter. Patients who develop increased transaminase levels should be closely monitored until the abnormalities resolve. Dosing should be interrupted in patients with ALT or AST of greater than 5 times the upper limit of normal. Following resolution of transaminase elevations, consider the benefits and risks of resuming ivacaftor dosing.
Use of ivacaftor with medicines that are strong CYP3A inducers, such as the antibiotics rifampin and rifabutin; seizure medications (phenobarbital, carbamazepine, or phenytoin); and the herbal supplement St. John's Wort, substantially decreases exposure of ivacaftor and may diminish effectiveness. Therefore, co-administration is not recommended. The dose of ivacaftor must be adjusted when used concomitantly with strong and moderate CYP3A inhibitors or when used in patients with moderate or severe hepatic disease.
Cases of non-congenital lens opacities/cataracts have been reported in pediatric patients up to 12 years of age treated with ivacaftor. Baseline and follow-up ophthalmological examinations are recommended in pediatric patients initiating ivacaftor treatment.
Ivacaftor can cause serious adverse reactions including abdominal pain and high liver enzymes in the blood. The most common side effects associated with ivacaftor include headache; upper respiratory tract infection (the common cold), including sore throat, nasal or sinus congestion, and runny nose; stomach (abdominal) pain; diarrhea; rash; and dizziness. These are not all the possible side effects of ivacaftor. A list of the adverse reactions can be found in the product labeling for each country where ivacaftor is approved. Patients should tell their healthcare providers about any side effect that bothers them or does not go away.
Please see KALYDECO (ivacaftor) U.S. Prescribing Information, EU Summary of Product Characteristics, Canadian Product Monograph, Australian Consumer Medicine Information and Product Information, Swiss Prescribing Information and Patient Information, and the New Zealand Datasheet and Consumer Medicine Information.

Indication and Important Safety Information for INCIVEK (telaprevir)
INCIVEK® (telaprevir) is a prescription medicine used with the medicines peginterferon alfa and ribavirin to treat chronic (lasting a long time) hepatitis C genotype 1 infection in adults with stable liver problems, who have not been treated before or who have failed previous treatment. It is not known if INCIVEK is safe and effective in children under 18 years of age.
Important Safety Information

INCIVEK® (telaprevir) should always be used in combination with peginterferon alfa and ribavirin. INCIVEK combination treatment may cause serious side effects including skin rash and serious skin reactions, anemia (low red blood cell count) that can be severe, and birth defects or death of an unborn baby.
Skin rashes are common with INCIVEK combination treatment. Sometimes these skin rashes and other skin reactions can become serious, require treatment in a hospital, and may lead to death. Patients should call their healthcare provider right away if they develop any skin changes or itching during treatment with INCIVEK. Their healthcare provider will decide if they need treatment or if they need to stop INCIVEK or any of their other medicines. Patients should not stop taking INCIVEK combination treatment without talking with their healthcare provider first.
Patients' healthcare providers will do blood tests regularly to check for anemia. If anemia is severe, the healthcare providers may tell them to stop taking INCIVEK.
INCIVEK combined with peginterferon alfa and ribavirin may cause birth defects or death of an unborn baby. Therefore, a patient should not take INCIVEK combination treatment if she is pregnant or may become pregnant, or if he is a man with a sexual partner who is pregnant. Females who can become pregnant and females whose male partner takes these medicines must have a negative pregnancy test before starting treatment, every month during treatment, and for 6 months after treatment ends. Patients must use two forms of effective birth control during treatment and for 6 months after all treatment has ended. These two forms of birth control should not contain hormones, as these may not work during treatment with INCIVEK.
INCIVEK and other medicines can affect each other and can also cause side effects that can be serious or life-threatening. There are certain medicines patients cannot take with INCIVEK combination treatment. Patients should tell their healthcare providers about all the medicines they take, including prescription and over-the-counter medicines, vitamins and herbal supplements.
The most common side effects of INCIVEK combination treatment include itching, nausea, diarrhea, vomiting, anal or rectal problems (including hemorrhoids, discomfort, burning or itching around or near the anus), taste changes and tiredness. There are other possible side effects of INCIVEK, and side effects associated with peginterferon alfa and ribavirin also apply to INCIVEK combination treatment. Patients should tell their healthcare provider about any side effect that bothers them or doesn't go away.
Please see full Prescribing Information including Boxed Warning, and the Medication Guide for INCIVEK available at www.INCIVEK.com.

About Vertex
Vertex is a global biotechnology company that aims to discover, develop and commercialize innovative medicines so people with serious diseases can lead better lives. In addition to our clinical development programs focused on cystic fibrosis, Vertex has more than a dozen ongoing research programs aimed at other serious and life-threatening diseases.

Founded in 1989 in Cambridge, Mass., Vertex today has research and development sites and commercial offices in the United States, Europe, Canada and Australia. For five years in a row, Science magazine has named Vertex one of its Top Employers in the life sciences. For additional information and the latest updates from the company, please visit www.vrtx.com.

Special Note Regarding Forward-looking Statements
This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, Dr. Leiden's statements in the fourth paragraph of the press release, the information provided in the section captioned "2015 Financial Guidance," and the information provided regarding the development of lumacaftor in combination with ivacaftor. While Vertex believes the forward-looking statements contained in this press release are accurate, these forward-looking statements represent the company's beliefs only as of the date of this press release and there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements. Those risks and uncertainties include, among other things, that the company's expectations regarding its 2015 revenues and financial results and its 2015 non-GAAP operating expenses may be incorrect (including because one or more of the company's assumptions underlying its revenue or expense expectations may not be realized), that regulatory authorities may not approve, or approve on a timely basis, lumacaftor in combination with ivacaftor, that data from the company's development programs may not support registration or further development of its compounds due to safety, efficacy or other reasons, and other risks listed under Risk Factors in Vertex's annual report and quarterly reports filed with the Securities and Exchange Commission and available through the company's website at www.vrtx.com. Vertex disclaims any obligation to update the information contained in this press release as new information becomes available.

Conference Call and Webcast
The company will host a conference call and webcast today at 5:00 p.m. ET. To access the call, please dial (866) 501-1537 (U.S.) or +1 (720) 545-0001 (International). The conference call will be webcast live and a link to the webcast can be accessed through Vertex's website at www.vrtx.com in the "Investors" section under "Events and Presentations." To ensure a timely connection, it is recommended that users register at least 15 minutes prior to the scheduled webcast. An archived webcast will be available on the company's website.

(VRTX-GEN)

Vertex Contacts:
Investors:
Michael Partridge, 617-341-6108
or
Kelly Lewis, 617-961-7530
or
Media:
Zach Barber 617-341-6992
mediainfo@vrtx.com